UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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H&Q Healthcare Investors
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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H&Q Healthcare Investors

Supplement dated May 18, 2012 to the Proxy Statement

This proxy statement supplement is furnished by H&Q Healthcare Investors (the “Fund” or “HQH”) in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on Monday, June 11, 2012 at 9:00 a.m. at the office of the Fund, 2 Liberty Square, 9th Floor, Boston, Massachusetts 02109, and at any adjournment or postponement of that meeting.  This proxy statement supplement amends and supplements the Fund’s proxy statement previously sent to you on or about May 1, 2012.

The “Proxies and Voting at the Annual Meeting” section on pages 16 and 17 of the Proxy Statement is hereby modified as follows:

To the best of the Fund’s knowledge, based upon filings made with the SEC, as of April 30, 2012, the below persons or group beneficially owned more than 5% of the voting securities of the Fund:

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class
Common stock	Morgan Stanley 1858 Broadway New York, NY 10036	1,825,538 shares*	7%

*Morgan Stanley and/or certain of its operating units (including Morgan Stanley Smith Barney LLC) have sole dispositive power with respect to 1,825,538 shares, sole voting power with respect to 1,269,440 of such shares, and shared voting power with respect to 394,813 of such shares.

Please note that if you have already submitted your vote, there is no need for you to take any additional action.

We also encourage those shareholders who have not yet voted to exercise their right to vote.